Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
Scott & Stringfellow Financial, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-23535 and No. 33-54700) on Form S-8 of Scott & Stringfellow Financial, Inc. of our report dated August 14, 1998, relating to the consolidated statements of financial condition of Scott & Stringfellow Financial, Inc. and subsidiaries as of June 26, 1998 and June 27, 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended June 26, 1998, June 27, 1997 and June 28, 1996, and our report dated August 14, 1998 on the financial statement Schedule I as of June 26, 1998 and June 27, 1997 and for the years ended June 26, 1998, June 27, 1997 and June 28, 1996, which reports appear or are incorporated by reference in the June 26, 1998 annual report on Form 10-K of Scott & Stringfellow Financial, Inc.



/s/KPMG Peat Marwick LLP



Richmond, Virginia
September 23, 1998